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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Public Accountants" and to the use of our report dated January 18, 2002 in the Registration Statement (Form S-4) and related prospectus of Collins & Aikman Floorcoverings, Inc. for the registration of $175,000,000 9 3/4% Senior Subordinated Notes due 2010.

/s/ Kushner, Smith, Joanou & Gregson, LLP

Kushner, Smith, Joanou & Gregson, LLP
Irvine, California
July 15, 2002